UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 12, 2005

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine	0-8862	01-00185800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Colonial Road, Manchester, Connecticut	06040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (860) 646-6555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K For First Hartford Corporation

October 12, 2005

Item 8.01  Other Events.

The Board of Directors has set November 30, 2005 as the date for the annual meeting of shareholders for the fiscal year ending April 30, 2005. Because the date of the next annual meeting has been advanced by more than 30 calendar days from the date of last year's annual meeting, if a shareholder intends to submit a proposal for consideration at the annual meeting by means other than the inclusion of the proposal in the Company's proxy statement for such annual meeting, the shareholder must notify the Company of such intention no later than October 21, 2005, or the proxies solicited by the management of the Company will confer discretionary authority upon the management to vote on any such matter pursuant to Rule 14(a)-4(c). Any shareholder who wishes to submit a proposal must give notice of the proposal to the Secretary of First Hartford, Stuart I. Greenwald, at P.O. Box 1270, 149 Colonial Road, Manchester, Connecticut 06045-1270.  As stated in the Company's proxy statement of January 26, 2005, the deadline for proposals to be included in our proxy statement is September 28, 2005 and such date has passed.

First Hartford Corporation

/s/ Stuart I. Greenwald
     Stuart I. Greenwald
     Treasurer and Secretary